EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hillhouse Frontier Holdings Inc.

We hereby consent to the incorporation of our report dated April 17, 2025, in the Amendment to No. 3 to Registration Statement on Form S-1, relating to the consolidated financial statements of Hillhouse Frontier Holdings Inc., as of and for the years ended December 31, 2024, and 2023.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Rowland Heights, California

September 30, 2025

Address: 17506 Colima Road, Suite 101, Rowland Heights, CA 91748 U.S.A

Tel: +1 (626) 581-0818     Fax: +1 (626) 581-0809   Website: www.secpa.us